Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      VitalWorks Inc. (VWKS)

Designated Filer:            Corsair Capital Management, L.L.C.

Other Joint Filers:          Corsair Capital Partners, L.P. ("Corsair Capital")
                             Corsair Select, L.P. ("Corsair Select")
                             Corsair Capital Investors, Ltd.
                                 ("Corsair Investors")
                             Corsair Capital Partners 100, L.P. ("Corsair 100")
                             Corsair Long Short International, Ltd.
                                 ("Corsair International")
                             Jay R. Petschek ("Mr. Petschek")
                             Steven Major ("Mr. Major")

Addresses:                   The principal business address for each of Corsair
                             Capital, Corsair Select, Corsair 100, Mr. Petschek and Mr. Major is 350 Madison Avenue, 9th Floor,
                             New York, New York 10017.

                             The principal business address for each of Corsair Investors and Corsair International is
                             c/o M&C  Corporate  Services Limited,
                             P.O. Box 309, Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

Signatures:


Dated:  November 23, 2004    CORSAIR CAPITAL PARTNERS, L.P.
                             By:  Corsair Capital Advisors, L.L.C.,
                                    General Partner

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member

                             CORSAIR SELECT, L.P.
                             By:  Corsair Select Advisors, L.L.C.,
                                      General Partner

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member


                             CORSAIR CAPITAL INVESTORS, LTD.
                             By:  Corsair Capital Management, L.L.C.,
                                      Director

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member


                             CORSAIR CAPITAL PARTNERS 100, L.P.
                             By:  Corsair Capital Management, L.L.C.,
                                      General Partner

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member


                             CORSAIR LONG SHORT INTERNATIONAL, LTD.
                             By:  Corsair Capital Management, L.L.C.,
                                      Director

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member


                             /s/ Jay R. Petschek
                             -------------------
                                 Jay R. Petschek


                             /s/ Steven Major
                             ----------------
                                 Steven Major